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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Dova Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DOVA PHARMACEUTICALS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On April 26, 2019

Dear Stockholder:

        The Annual Meeting of Stockholders of Dova Pharmaceuticals, Inc. (the "Company") will be held at the offices of the Company at 240 Leigh Farm Road, Suite 245, Durham, NC 27707, on Friday, April 26, 2019 at 11:00 a.m. local time for the following purposes:

  1.
  To elect the Board's nominees, Roger A. Jeffs and David S. Zaccardelli, to the Board of Directors to hold office until the 2022 Annual Meeting of Stockholders.

  2.
  To ratify the selection by the audit committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm, or auditors, for the fiscal year ending December 31, 2019.

  3.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders are invited to attend the meeting in person. The record date for the Annual Meeting is March 8, 2019. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

Mark W. Hahn Chief Financial Officer and Secretary

Durham, North Carolina
March 15, 2019

        We are primarily providing access to our proxy materials over the internet pursuant to the Securities and Exchange Commission's notice and access rules. On or about March 15, 2019, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials that will indicate how to access our 2019 Proxy Statement and 2018 Annual Report on the internet and will include instructions on how you can receive a paper copy of the annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.

        Whether or not you expect to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your Notice, or, if you elected to receive printed proxy materials by mail, your proxy card, to vote by one of the following methods: 1) over the internet at www.voteproxy.com, 2) by telephone by calling the toll-free number 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone), or 3) if you elected to receive printed proxy materials by mail, by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

DOVA PHARMACEUTICALS, INC.
240 Leigh Farm Road, Suite 245
Durham, North Carolina 27707

PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 26, 2019

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

        Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the "Notice") because the Board of Directors of Dova Pharmaceuticals, Inc. (sometimes referred to as the "Company" or "Dova") is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

        We intend to mail the Notice on or about March 15, 2019 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the annual meeting?

        The meeting will be held on Friday, April 26, 2019 at 11:00 a.m. local time at the offices of the Company at 240 Leigh Farm Road, Suite 245, Durham, NC 27707. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on March 8, 2019 will be entitled to vote at the annual meeting. On this record date, there were 28,226,552 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

        If on March 8, 2019 your shares were registered directly in your name with the Company's transfer agent, American Stock Transfer & Trust Company, LLC ("AST"), then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on March 8, 2019 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are two matters scheduled for a vote:

  •
  Proposal No. 1—Election of two directors; and

  •
  Proposal No. 2—Ratification of selection by the audit committee of the Board of Directors of Ernst & Young, LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019.

What if another matter is properly brought before the meeting?

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

        You may either vote "For" both of the nominees to the Board of Directors or you may "Withhold" your vote for any nominee you specify. For the other matter to be voted on, you may vote "For" or "Against" or abstain from voting.

        The procedures for voting are:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy in one of three ways: online, by telephone or using a proxy card that you may request. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

  •
  To vote online, go to www.voteproxy.com. You will be asked to provide the Company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on April 25, 2019 to be counted.

  •
  To vote over the telephone, dial toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone. You will be asked to provide the Company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on April 25, 2019 to be counted.

  •
  To vote by mail if you requested printed proxy materials, you can vote by promptly completing and returning your signed proxy card in the envelope provided. You should mail your signed proxy card sufficiently in advance for it to be received by April 25, 2019.

  •
  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Please follow the voting instructions in the notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent.

Follow the instructions from your broker or bank included with the proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of March 8, 2019.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

        If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

        If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "For" the election of both nominees for director and "For" the ratification of Ernst & Young LLP as independent auditors for the year ending December 31, 2019. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

        If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (NYSE), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your "uninstructed" shares with respect to matters considered to be "routine" under NYSE rules, but not with respect to "non-routine" matters. In this regard, Proposal No. 1 is considered to be "non-routine" under NYSE rules, meaning that your broker may not vote your shares on that proposal in the absence of your voting instructions. However, Proposal No. 2 is considered to be a "routine" matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal No. 2.

        If you a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

        If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may grant a subsequent proxy by telephone or through the internet.

  •
  You may send a timely written notice that you are revoking your proxy to the Company's Corporate Secretary at 240 Leigh Farm Road, Suite 245, Durham, North Carolina 27707.

  •
  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

        Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If your shares are held by your broker, bank or other agent, you should follow the instructions provided by that organization.

When are stockholder proposals and director nominations due for next year's Annual Meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by November 16, 2019 to our Corporate Secretary at 240 Leigh Farm Road, Suite 245, Durham, NC 27707. If you wish to nominate an individual for election at, or bring business other than through a stockholder proposal before, the 2020 Annual Meeting, you must deliver your notice to our Corporate Secretary at the address above between December 28, 2019 and January 27, 2020. Your notice to the Corporate Secretary must set forth information specified in our bylaws, including your name and address and the class and number of shares of our stock that you beneficially own.

        If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: 1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting that business at the annual meeting and 2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: 1) the name, age, business address and residence address of the person, 2) the principal occupation or employment of the person, 3) the class and number of shares of our stock that are owned of record and beneficially owned by the person, 4) the date or dates on which the shares were acquired and the investment intent of the acquisition and 5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated under the Exchange Act, including the person's written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder's understanding of the independence, or lack of independence, of the proposed nominee.

        For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.3 to our Registration Statement on Form S-1 (File No. 333-218479), filed with the SEC on June 9, 2017.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes "For," "Withhold" and broker non-votes, and with respect to the ratification of independent auditors, votes "For," "Against" and abstentions. For Proposal No. 1, broker non-votes will have no effect and will not be counted toward the vote total for either director nominee. For Proposal No. 2, abstentions will be counted and will have the same effect as "Against" votes.

What are "broker non-votes"?

        As discussed above, when a beneficial owner of shares held in "street name" does not give instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be "non-routine" under NYSE rules, the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as "broker non-votes." Proposal 1 is considered to be "non-routine" under NYSE rules, and we therefore expect broker non-votes to exist in connection with this proposal.

        As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

        For Proposal No. 1, the election of directors, the two nominees receiving the most "For" votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes "For" will affect the outcome.

        To be approved, Proposal No. 2, the ratification of Ernst & Young LLP as independent auditors, must receive "For" votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you "Abstain" from voting, it will have the same effect as an "Against" vote.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum is present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 28,226,552 shares outstanding and entitled to vote. Thus, the holders of 14,113,277 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K.

 PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Our Board of Directors is divided into three classes and currently has seven members. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's success of duly elected and qualified.

        There are two directors in the class whose term of office expire in 2019, Roger A. Jeffs and Alex C. Sapir, each of whom was previously elected by our stockholders. Mr. Sapir has not been nominated to stand for re-election at the 2019 Annual Meeting. The Board has nominated Roger A. Jeffs and David S. Zaccardelli for election at the 2019 Annual Meeting. If elected at the Annual Meeting, each of these nominees will serve until the 2022 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal. It is the Company's policy to invite and encourage directors and nominees for director to attend the Annual Meeting. One of our directors attended the 2018 Annual Meeting.

        Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If either nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee that we propose. Each person nominated for election has agreed to serve if elected. We have no reason to believe that either nominee will be unable to serve.

        The nominating and corporate governance committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company's business. To that end, the Committee has identified and evaluated nominees in the broader context of the Board's overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Committee to believe that nominee should continue to serve on the Board. However, each of the members of the nominating and corporate governance committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2022 ANNUAL MEETING

        The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the nominating and corporate governance committee to recommend that person as a nominee for director, as of the date of this proxy statement.

Roger A. Jeffs, Ph.D., age 57

        Dr. Jeffs has served as a member of our Board of Directors since May 2017. Dr. Jeffs retired as President and Co-Chief Executive Officer of United Therapeutics Corporation in June 2016. Prior to

his retirement, Dr. Jeffs served as the Co-Chief Executive Officer of United Therapeutics Corporation from January 2015 to June 2016 and President of United Therapeutics Corporation from 2001 to June 2016. Dr. Jeffs joined United Therapeutics Corporation in 1998 as Director of Research, Development and Medical and also served as its Chief Operating Officer from 2001 to 2014. Prior to 1998, Dr. Jeffs worked at Amgen, Inc. as Manager of Clinical Affairs and Associate Director of Clinical Research from 1995 to 1998. Dr. Jeffs served as a Director of United Therapeutics Corporation from 2001 until June 2016, and currently serves on the Board of Directors of Albireo Pharma, Inc., Axsome Therapeutics, Sangamo Therapeutics and Axovant Sciences Ltd. Dr. Jeffs is the Lead Director of Axsome Therapeutics. Dr. Jeffs holds a B.S. in Chemistry from Duke University and Ph.D. in Pharmacology from the University of North Carolina. Our Board of Directors believes that Dr. Jeffs should serve as a director based on his scientific background and business experience, coupled with his experience as a Chief Executive Officer of a publicly-traded biotechnology company.

David S. Zaccardelli, Pharm.D., age 55

        Dr. Zaccardelli has served as our President and Chief Executive Officer since December 2018. Prior to joining us, Dr. Zaccardelli served as the acting Chief Executive Officer of Cempra Pharmaceuticals, Inc. from December 2016 until the company's merger with Melinta Therapeutics, Inc in November 2017. From 2004 until 2016, Dr. Zaccardelli served in several senior management roles at United Therapeutics Corporation, including chief operating officer, chief manufacturing officer and executive vice president, pharmaceutical development and operations. Prior to joining United Therapeutics, Dr. Zaccardelli founded and led a startup company focused on contract pharmaceutical development services, from 1997 through 2003. From 1988 to 1996, Dr. Zaccardelli worked at Burroughs Wellcome & Co. and Glaxo Wellcome, Inc. in a variety of clinical research positions. He also served as director of clinical and scientific affairs for Bausch & Lomb Pharmaceuticals from 1996 to 1997. Dr. Zaccardelli currently serves on the Board of Directors of Melinta Therapeutics, Inc. as well as several private healthcare companies. Dr. Zaccardelli received a Pharm.D. from the University of Michigan and completed a Fellowship in Clinical Research and Drug Development at the University of North Carolina and Burroughs Wellcome & Co. Our Board of Directors believes that Dr. Zaccardelli should serve as a director based on his leadership of our company as the President and Chief Executive Officer and his substantial specialty pharmaceutical executive leadership and operational expertise.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" EACH NAMED NOMINEE.

DIRECTOR WITH TERM EXPIRING AT THE 2019 ANNUAL MEETING

Alex C. Sapir, age 52

        Mr. Sapir served as our President and Chief Executive Officer from January 2017 to December 2018 and has served as a member of our Board of Directors since March 2017. From 2006 to May 2016, Mr. Sapir served as Executive Vice President, Marketing and Sales for United Therapeutics Corporation, a biotechnology company focused on the development and commercialization of unique products to address the unmet medical needs of patients with chronic and life-threatening conditions. Prior to his time at United Therapeutics Corporation, from 2003 to 2005 Mr. Sapir served as Senior Director, Marketing for Guilford Pharmaceuticals. He began his career at GlaxoSmithKline serving in various commercial roles in the United States and Europe. Mr. Sapir is a routine guest lecturer on the topic of pharmaceutical marketing strategy at Duke University's Fuqua School of Business. Mr. Sapir holds a B.A. in Economics from Franklin and Marshall College and an M.B.A. from Harvard Business School.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2020 ANNUAL MEETING

Steven M. Goldman, age 67

        Mr. Goldman has served as a member of our Board of Directors since May 2017. Mr. Goldman has been a Partner of Kramer Levin Naftalis & Frankel LLP since 2009. Mr. Goldman specializes in mergers and acquisitions, financings, joint ventures, private placements, leveraged buyouts and general corporate counseling. He has represented numerous banks in connection with financing of acquisitions and recapitalizations, and insurance brokerages in connection with regulatory enforcement issues and in purchase and sale transactions. From 2006 to 2009, before joining Kramer Levin, Mr. Goldman was the State of New Jersey's Department of Banking and Insurance Commissioner, appointed by Governor Jon S. Corzine. In that role, Mr. Goldman chaired the Reinsurance Task Force at the National Association of Insurance Commissioners which completed a framework for modernizing the regulation of reinsurance in the United States and between the United States and other countries. Mr. Goldman has served as a director of Bank Leumi USA since May 2015. Mr. Goldman also served as a Director of ConnectOne Bank and ConnectOne Bancorp, Inc from 2011 to 2014. He also Chaired the International Insurance Relations Committee of the NAIC, and the Reinsurance and other Forms of Risk Transfer Subcommittee on behalf of the United States at the International Association of Insurance Supervisors from 2007 to 2009. Mr. Goldman has testified before Congress on multiple occasions regarding insurance regulation and health care reform. Mr. Goldman is on the Dean's Board of Advisors for The George Washington University Law School, is a Member of the Bar in New York and New Jersey and is currently the Chair of the Operations and Finance Committee, a member of the Executive Committee, and Assistant Treasurer of the New Jersey Performing Arts Center and a member of the Board of Managers of Theatre Square Development Company. Mr. Goldman holds an A.B. in Political Science from Boston University, a J.D. from the George Washington University and an L.L.M. in taxation from New York University. Our Board of Directors believes that Mr. Goldman should serve as a director based on his experience both as a practicing attorney and as the Commissioner of the New Jersey Department of Banking and Insurance, which allows him to provide the Board with valuable insight on matters of corporate governance, regulatory compliance and relations and structuring of transactions.

Sean Stalfort, age 49

        Mr. Stalfort has served as a member of our Board of Directors since September 2016. Mr. Stalfort is the President of PBM Capital Group, LLC, a private equity investment firm in the business of investing in healthcare and life-science related companies, and has worked at PBM Capital Group, LLC since 2010. Prior to joining PBM Capital Group, LLC, Mr. Stalfort was the Executive Vice President for New Business Development/M&A for PBM Products. Mr. Stalfort is also a founding Partner of Octagon Partners and Octagon Finance, historic tax credit real estate companies. Mr. Stalfort is a director of Verrica Pharmaceuticals Inc., as well as several private healthcare companies. Mr. Stalfort also served as our President from April 2016 until December 2016. Mr. Stalfort received a B.A. in Business Economics and Political Science from Brown University. Our Board of Directors believes that Mr. Stalfort should serve as a director based upon on his years as an investor in healthcare related companies.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2021 ANNUAL MEETING

Paul B. Manning, age 63

        Mr. Manning has served as the Chairman of our Board of Directors since June 2017 and as a member of our Board of Directors since September 2016. Mr. Manning is the Chairman and Chief Executive Officer of PBM Capital Group, LLC, a private equity investment firm in the business of investing in healthcare and life-science related companies, which he founded in 2010. Prior to that,

Mr. Manning founded PBM Products in 1997, a producer of infant formula and baby food, which was sold to Perrigo Corporation in 2010. Mr. Manning is a director of Verrica Pharmaceuticals Inc., as well as various private companies, and was previously on the Board of Directors of AveXis, Inc., Perrigo Corporation and Concordia Healthcare Corp. Mr. Manning received a B.S. in microbiology from the University of Massachusetts. Our Board of Directors believes that Mr. Manning should serve as a director based upon on his over 30 years of managerial and operational experience in the healthcare industry and as an investor in healthcare related companies.

Alfred J. Novak, age 71

        Mr. Novak has served as a member of our Board of Directors since May 2017. Mr. Novak has served on the board of LivaNova, a global medical device company since October 2015. From 2007 until October 2015, Mr. Novak served on the board of Cyberonics, until its merger with Sorin S.p.a. to form LivaNova. From April 2014 until March 2015, Mr. Novak served as President and Chief Executive Officer of Syntheon Cardiology, LLC, an early-stage company developing a percutaneous prosthetic aortic heart valve. From 1999 until January 2014, he served on the Board of Directors of OrbusNeich Medical Technology Company, Ltd., a privately held interventional cardiology company, where he was Chairman and Chief Executive Officer from 2010 until 2013. In 1998, he was a founder of Syntheon, LLC, a privately held company that focused on minimally invasive medical devices for the gastroenterology and vascular markets. From 2002 until 2006, Mr. Novak was the President, Chief Executive Officer and a director of Novoste Corporation, a publicly held interventional cardiology company. Mr. Novak received an M.B.A. from the Wharton School, University of Pennsylvania, and a B.S. in Marine Transportation from the United States Merchant Marine Academy. Our Board of Directors believes that Mr. Novak should serve as a director based on his broad operating executive experience as Chief Executive Officer and Chief Financial Officer at medical device companies, his board of director experience at medical device companies, his expertise concerning new product development, regulatory approval and commercialization of medical devices and his finance and accounting expertise.

Nancy J. Wysenski, age 61

        Ms. Wysenski has served as a member of our Board of Directors since June 2018. Ms. Wysenski is currently a member of the Board of Directors of Alkermes Pharmaceuticals and Tetraphase Pharmaceuticals. From December 2009 through June 2012, Ms. Wysenski served as the Executive Vice President and Chief Commercial Officer of Vertex Pharmaceuticals. Prior to joining Vertex, she served as Chief Operating Officer of Endo Pharmaceuticals, where she led sales, marketing, commercial operations, supply chain management, human resources, and various business development initiatives. Prior to her role at Endo Pharmaceuticals, Ms. Wysenski participated in the establishment of EMD Pharmaceuticals, Inc., where she held various leadership positions, including President and Chief Executive Officer from 2001 to 2006 and Vice President of Commercial from 1999 to 2001. Before joining EMD Pharmaceuticals, she held several sales-focused roles at major pharmaceutical companies, including Vice President of Field Sales for Astra Merck, Inc. Ms. Wysenski received her BSN in Nursing from Kent State University and her M.B.A. from Baldwin-Wallace College. Our Board of Directors believes that Ms. Wysenski should serve as a director based on her broad operating experience and expertise in the healthcare sector.

 INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

        As required under the Nasdaq Stock Market ("Nasdaq") listing standards, a majority of the members of a listed company's Board of Directors must qualify as "independent," as affirmatively determined by the Board of Directors. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

        Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that all of our current directors, except Mr. Sapir, Mr. Manning and Mr. Stalfort, representing four of our seven directors, are independent directors within the meaning of the applicable Nasdaq listing standards. In addition, the Board has affirmatively determined that our director nominee, Dr. Zaccardelli, is not independent within the meaning of the applicable Nasdaq listing standards. Notwithstanding Dr. Zaccardelli's lack of independence, we expect that a majority of our directors will continue to be independent following the annual meeting, as Mr. Sapir's service as a director is expected to conclude upon the annual meeting. In making its independence determinations, the Board found that none of our independent directors had a material or other disqualifying relationship with the Company.

BOARD LEADERSHIP STRUCTURE

        The Board of Directors of the Company has a Chairman, Mr. Manning, who has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Board Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we believe that having a Board Chairman creates an environment that is more conducive to objective evaluation and oversight of management's performance, increasing management accountability and improving the ability of the Board to monitor whether management's actions are in the best interests of the Company and our stockholders. As a result, we believe that having a Board Chairman can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

        Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, cybersecurity and reputational. One of the board's key functions is informed oversight of the Company's risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Board Chair the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors met ten times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

        The Board has three committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The following table provides membership and meeting information for the year ended December 31, 2018 for each of the Board committees:

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Paul B. Manning			X	(1)
Steven M. Goldman	X		X		X	*
Roger A. Jeffs, Ph.D.	X		X	*
Alfred J. Novak	X	*			X
Sean Stalfort					X	(1)
Nancy J. Wysenski			X	(1)	X	(1)
Number of meetings in 2018	5		9		1

*
Committee chair.

(1)
Effective June 25, 2018, Ms. Wysenski began serving on each of the compensation committee and the nominating and corporate governance committee as the successor member of such committees to Paul B. Manning and Sean Stalfort, respectively.

        Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee, except as specifically described below, meets the applicable Nasdaq rules and regulations regarding "independence" and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

        The audit committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company's corporate accounting and financial reporting processes and audits of its financial statements. The audit committee is currently composed of three directors: Alfred J. Novak, Roger A. Jeffs and Steven M. Goldman. Mr. Novak serves as the chairman of the audit committee. The audit committee met five times during 2018. The Board has adopted a written audit committee Charter that is available to stockholders on our website at www.dova.com.

        The Board of Directors reviews the Nasdaq listing standards definition of independence for audit committee members on an annual basis and has determined that all members of the Company's audit committee are independent, as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards. The Board of Directors has also determined that Mr. Novak qualifies as an "audit committee financial expert," as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Novak's level of knowledge and experience based on a number of factors, including his formal education and experience in financial and accounting roles.

        The principal duties and responsibilities of our audit committee include:

  •
  appointing and retaining an independent registered public accounting firm to serve as independent auditor to audit our financial statements, overseeing the independent auditor's work and determining the independent auditor's compensation;

  •
  approving in advance all audit services and non-audit services to be provided to us by our independent auditor;

  •
  establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

  •
  reviewing and discussing with management and our independent auditor the results of the annual audit and the independent auditor's review of our quarterly financial statements; and

  •
  conferring with management and our independent auditor about the scope, adequacy and effectiveness of our internal accounting controls, the objectivity of our financial reporting and our accounting policies and practices.

Report of the Audit Committee of the Board of Directors

        The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018 with management of the Company. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with audit committees, as adopted by the Public Company Accounting Oversight Board ("PCAOB"). The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence. Based on the foregoing, the audit committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Alfred J. Novak, Chair Steven M. Goldman Roger A. Jeffs

*
The material in this report is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

        The compensation committee is currently composed of three directors: Roger A. Jeffs, Steven M. Goldman and Nancy J. Wysenski. Dr. Jeffs serves as the chairman of the compensation committee. The compensation committee met nine times during 2018. The Board has adopted a written compensation committee Charter that is available to stockholders on our website at www.dova.com.

        Dr. Jeffs, Mr. Goldman and Ms. Wysenski are non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act and are "outside directors," as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Board of Directors has determined that Dr. Jeffs, Mr. Goldman and Ms. Wysenski are "independent" as defined under the applicable listing standards of Nasdaq, including the standards specific to members of a compensation committee.

        The principal duties and responsibilities of our compensation committee include:

  •
  establishing and approving, and making recommendations to the Board regarding, performance goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives and setting, or recommending to the full Board of Directors for approval, the chief executive officer's compensation, including incentive-based and equity-based compensation, based on that evaluation;

  •
  setting the compensation of our other executive officers, based in part on recommendations of the chief executive officer;

  •
  exercising administrative authority under our stock plans and employee benefit plans;

  •
  establishing policies and making recommendations to our Board regarding director compensation;

  •
  reviewing and discussing with management the compensation discussion and analysis that we may be required from time to time to include in SEC filings; and

  •
  preparing a compensation committee report on executive compensation as may be required from time to time to be included in our annual proxy statements or annual reports on Form 10-K filed with the SEC.

        Typically, the compensation committee meets an average of once every quarter and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the compensation committee, typically in consultation with our Chief Financial Officer. The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation or individual performance objectives. The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the compensation committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the compensation committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms. Under the charter, the compensation committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser's independence; however, there is no requirement that any adviser be independent.

        In 2018, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the compensation committee engaged Radford, as compensation consultants. Our compensation committee identified Radford based on Radford's general reputation in the industry. The compensation committee requested that Radford assist in:

  •
  developing an industry peer group to gauge market pay levels and practices;

  •
  reviewing equity grant practices for the Company and industry peers;

  •
  reviewing, refining and articulating a compensation philosophy and equity grant strategy for the Company's executive officers and other key employees; and

  •
  assessing pay competitiveness for the Company's top executive officers.

        To achieve the objectives listed above, the compensation committee requested that Radford:

  •
  participate in discussions with the compensation committee Chairman (and, if desired, other members of the compensation committee) and selected members of senior management to discuss the Company's historical pay practices, incumbent roles and responsibilities, compensation philosophy and equity grant alternatives;

  •
  develop a peer group of publicly traded and comparable life science companies the Company competes with for business, executive talent and investor capital;

  •
  review equity grant practices for the Company and industry peers, including topics such as equity plan dilution, annual share usage, prevalence of long-term incentive award vehicles and mix, and equity stakes for named executive officers;

  •
  recommend an equity grant strategy to assist the Company in providing ongoing long-term incentive awards to employees and assist with equity grand modeling;

  •
  develop composite market values covering all primary pay components for the Company's top executive officers, based on proxy pay values disclosed by industry peers and values reported within available published surveys for the life sciences industry;

  •
  assess pay competitiveness for the Company's top executive officers and develop directional recommendations to maintain and/or improve pay competitiveness;

  •
  summarize preliminary findings in a written report and review with the compensation committee and management; and

  •
  finalize report findings and recommendations based on feedback from the Company and compensation committee.

Nominating and Corporate Governance Committee

        The nominating and corporate governance committee is currently composed of three directors: Steven M. Goldman, Alfred J. Novak and Nancy J. Wysenski. Mr. Goldman serves as the chairman of the nominating and corporate governance committee. The nominating and corporate governance committee met one time during 2018. The Board has adopted a written nominating and corporate governance committee Charter that is available to stockholders on our website at www.dova.com.

        Our Board of Directors has determined that Mr. Goldman, Mr. Novak and Ms. Wysenski are "independent" as defined under the applicable listing standards of Nasdaq and SEC rules and regulations. The responsibilities of the nominating and corporate governance committee include, among other things:

  •
  identifying, reviewing and evaluating candidates to serve on our Board of Directors;

  •
  determining the minimum qualifications for service on our Board of Directors;

  •
  evaluating director performance on the Board and applicable committees of the Board and determining whether continued service on our Board is appropriate;

  •
  evaluating, nominating and recommending individuals for membership on our Board of Directors;

  •
  evaluating nominations by stockholders of candidates for election to our Board of Directors;

  •
  considering and assessing the independence of members of our Board of Directors;

  •
  developing a set of corporate governance policies and principles and recommending to our Board of Directors any changes to such policies and principles;

  •
  reviewing and making recommendations to the Board of Directors with respect to management succession planning;

  •
  considering questions of possible conflicts of interest of directors as such questions arise; and

  •
  reviewing and evaluating on an annual basis the performance of the nominating and corporate governance committee and the nominating and corporate governance committee charter.

        The nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The nominating and corporate governance committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. However, the nominating and corporate governance committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the nominating and corporate governance committee typically considers age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

        In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors' overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors' independence. The Committee also takes into account the results of the Board's self-evaluation, conducted annually. In the case of new director candidates, the nominating and corporate governance committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The nominating and corporate governance committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The nominating and corporate governance committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote.

        The nominating and corporate governance committee will consider director candidates recommended by stockholders. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the nominating and corporate governance committee to become nominees for election to the Board may do so by delivering a written recommendation to the nominating and corporate governance committee at the following address: Corporate Secretary, Dova Pharmaceuticals, Inc., 240 Leigh Farm Road, Suite 245, Durham, NC 27707, at least 90 days, but not more than 120 days, prior to the anniversary date of the mailing of our proxy statement for the preceding year's annual meeting of stockholders. Submissions must include the information required by our Bylaws, including the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Board or the director in care of Dova Pharmaceuticals, Inc., 240 Leigh Farm Road, Suite 245, Durham, NC 27707, Attn: Corporate Secretary. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and the number and class of shares of our stock that are owned beneficially by the stockholder as of the date of the communication.

        These communications will be reviewed by our Corporate Secretary, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider communications that contain advertisements or solicitations or are unduly hostile, threatening or similarly inappropriate. All communications directed to the audit committee in accordance with our Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the audit committee.

        Any interested person may communicate directly with the non-management directors. Persons interested in communicating directly with the non-management directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the non-management directors generally, in care of Dova Pharmaceuticals, Inc., 240 Leigh Farm Road, Suite 245, Durham, NC 27707. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the chair of the Audit, Compensation, or nominating and corporate governance committee.

CODE OF ETHICS

        We have adopted a Code of Business Conduct and Ethics (the "Code of Conduct"), applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.dova.com. The nominating and corporate governance committee of our Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for executive officers and directors. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the amendment or waiver on our website.

 PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The audit committee of the Board has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the Company's financial statements since March 21, 2018. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm. However, the audit committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of Ernst & Young LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        In March 2018, the audit committee approved the engagement of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ended December 31, 2018, and approved the dismissal of KPMG LLP as our independent registered public accounting firm. KPMG LLP had served as our independent registered public accounting firm since our inception. On March 27, 2018, we filed a Current Report on Form 8-K disclosing this change.

        The reports of KPMG LLP on the financial statements of the Company for the year ended December 31, 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report on the Company's consolidated financial statements as of December 31, 2017 and for year ended December 31, 2017 included an explanatory paragraph noting that there was substantial doubt about the Company's ability to continue as a going concern as of February 16, 2018, the date of such audit report.

        In connection with the audits of the Company's financial statements for the year ended December 31, 2017, and in the subsequent interim period from January 1, 2018 through March 21, 2018, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with KPMG LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the matter in their reports.

        During the year ended December 31, 2017 and the subsequent interim period through March 21, 2018, there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

        During the year ended December 31, 2017 and the subsequent interim period through March 21, 2018, neither the Company nor anyone on its behalf consulted with Ernst & Young LLP regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company's financial statements and, neither a written report nor oral advice was provided to the Company that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, (iii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), or (iv) any "reportable event" (as described in Item 304(a)(1)(v) of Regulation S-K.

        The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2018 and December 31, 2017 by Ernst & Young LLP and KPMG LLP, the Company's principal accountants for those respective fiscal years.

	Fiscal Year Ended December 31,
	2018	2017
Audit Fees(1)	$232,500	$344.000
Audit-Related Fees(2)	7,500	284,500
Tax Fees(3)	0	6,214

Total Fees	$240,000	$565,714

(1)
Audit fees consists of fees billed or incurred for professional services rendered in connection with the audit of our consolidated financial statements and review of the interim condensed consolidated financial statements included in our quarterly reports.

(2)
Audit-related fees includes fees billed or incurred for professional services rendered in connection with our S-3 registration statement and S-8 registration statement in 2018 and our initial public offering in 2017.

(3)
Tax fees includes services related to the preparation or review of the U.S. federal, state and local tax returns, and other advisory and professional services.

        All fees described above were pre-approved by the audit committee.

PRE-APPROVAL POLICIES AND PROCEDURES

        The audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company's independent auditors. The audit committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the audit committee's approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee's members, but the decision must be reported to the full audit committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" PROPOSAL NO. 2.

 EXECUTIVE OFFICERS

        The following table sets forth information concerning our executive officers:

Name	Position
David S. Zaccardelli, Pharm.D.	President and Chief Executive Officer
Mark W. Hahn	Chief Financial Officer
Lee F. Allen, M.D., Ph.D.	Chief Medical Officer
Jason Hoitt	Chief Commercial Officer
Kevin Laliberte, Pharm.D.	Senior Vice President, Product Development

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS OR DIRECTOR NOMINEES

        The following sets forth certain information with respect to our executive officers who are not directors or director nominees. Information with respect to Dr. Zaccardelli is set forth above under Proposal 1, Election of Directors.

Mark W. Hahn, age 56

        Mr. Hahn has served as our Chief Financial Officer since January 2018. Mr. Hahn was previously the executive vice president and chief financial officer of Cempra, Inc., a clinical-stage pharmaceutical company, from February 2010 to November 2017. From 2008 to 2009, Mr. Hahn was the chief financial officer of Athenix Corp., an agricultural biotechnology company, leading its merger with Bayer CropScience, where he served as finance director into 2010. Prior to Athenix, Mr. Hahn was the chief financial officer of various companies including GigaBeam Corporation, a telecommunications equipment company, BuildLinks, Inc. and PerformaWorks, Inc., software companies, and Charles & Colvard, Ltd., a consumer products company. Mr. Hahn began his career at Ernst & Young where he served in various capacities, culminating in senior manager from 1984 until 1996. Mr. Hahn holds a B.B.A. in accounting and finance from the University of Wisconsin-Milwaukee and is a certified public accountant in the State of Maryland and North Carolina.

Lee F. Allen, M.D., Ph.D., age 67

        Dr. Allen has served as our Chief Medical Officer since April 2017. From January 2016 to April 2017, Dr. Allen served as Chief Medical Officer managing Clinical Development, Medical Affairs and Regulatory Affairs at Argos Therapeutics. Dr. Allen served as Chief Medical Officer at Spectrum Pharmaceuticals from March 2013 to January 2016. From August 2007 to March 2013, Dr. Allen served as Chief Medical Officer at AMAG Pharmaceuticals. From 2003 through 2007, Dr. Allen served as the Clinical Site Head and Global Oncology Therapeutic Area Director for Wyeth Pharmaceuticals' research and development site in Cambridge, MA. From 1999 to 2003, Dr. Allen helped establish Oncology as a new therapeutic area at Pfizer and served as Executive Director and Site Therapeutic Area Leader for the Ann Arbor Oncology portfolio. Dr. Allen holds a Ph.D. and M.D. from the Rutgers Biomedical and Health Sciences (formerly the University of Medicine and Dentistry of New Jersey), and completed Residency training in Internal Medicine and Fellowship training in Hematology and Oncology at the Duke University Medical Center. As a postdoc, Dr. Allen investigated signal transduction pathways at Duke in the Howard Hughes Laboratory of Nobel Laureate, Dr. Robert Lefkowitz, and has authored or co-authored more than 50 publications.

Jason Hoitt, age 41

        Mr. Hoitt has served as our Chief Commercial Officer since December 2018. From May 2017 to December 2018, Mr. Hoitt was the Vice President, Head of US Sales, at Insmed Inc. From 2013 to May 2017, Mr. Hoitt held various leadership roles in Medical Affairs and US Sales at Sarepta

Therapeutics. From 2010 to 2013, Mr. Hoitt held senior positions in both marketing and sales at Vertex Pharmaceuticals. From 2004 to 2010, Mr. Hoitt held various positions at Gilead Sciences. Mr. Hoitt began his career in 1999 as a bench researcher at Boston's New England Medical Center, Tufts Medical School, which led to biopharmaceutical roles at AstraZeneca and Schering Oncology-Biotech. Mr. Hoitt holds a B.A. in Spanish from the College of the Holy Cross in Worcester, MA.

Kevin Laliberte, Pharm.D., age 41

        Dr. Laliberte has served as our Senior Vice President, Product Development since March 2017. From 2003 to March 2017, Dr. Laliberte held various positions at United Therapeutics Corporation, including as the Senior Vice President, Product Development and Clinical Operations from March 2015 to March 2017, as the Associate Vice President Product Development from March 2013 to February 2015 and as the Senior Director Product Development from 2010 to March 2013. Dr. Laliberte holds a Pharm.D. from the University of Michigan and completed a Drug Development and Clinical Research Fellowship at the University of North Carolina School of Pharmacy and GlaxoSmithKline.

 SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of our capital stock as of February 1, 2019 by:

  •
  each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

  •
  each of our directors;

  •
  each of our named executive officers; and

  •
  all of our current executive officers and directors as a group.

        The percentage ownership information shown is based upon 28,208,681 shares of common stock outstanding as of February 1, 2019. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are exercisable on or before April 2, 2019, which is 60 days after February 1, 2019. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

        Except as otherwise noted below, the address for persons listed in the table is c/o Dova Pharmaceuticals, Inc., 240 Leigh Farm Road, Suite 245, Durham, NC 27707.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Stockholders
Paul B. Manning and related entities(1)	14,666,180	52.0%
Perceptive Life Sciences Master Fund, Ltd.(2)	3,125,851	11.1
Directors and Named Executive Officers
David S. Zaccardelli, Pharm.D.(3)	10,000	*
Alex Sapir(4)	955,900	3.3
Mark W. Hahn(5)	53,542	*
Kevin Laliberte, Pharm.D.(6)	146,450	*
Steven M. Goldman(7)	145,586	*
Roger A. Jeffs, Ph.D.(8)	94,400	*
Paul B. Manning(1)	14,666,180	52.0
Alfred J. Novak(9)	40,501	*
Sean Stalfort(10)	635,665	2.3
Nancy J. Wysenski	—	*
All current executive officers and directors as a group (12 persons)	17,009,268	60.3

*
Represents beneficial ownership of less than 1%.

(1)
Consists of (a) 12,214,953 shares of common stock held by Paul J. Manning, (b) 668,001 shares of common stock held by Paul and Diane Manning, JTWROS and (c) 1,783,226 shares of common stock held by BKB Growth Investments, LLC ("BKB"). Mr. Manning is a co-manager of BKB and has sole voting and investment power with respect to the shares held by BKB. The business address for Mr. Manning and BKB is 200 Garrett Street, Suite S, Charlottesville, VA 22902.

(2)
This information has been obtained from a Schedule 13G/A filed on February 14, 2019 by entities and individuals associated with Perceptive Life Sciences Master Fund, Ltd. Shares beneficially owned consists of shares of common stock directly held by Perceptive Life Sciences Master Fund, Ltd. Perceptive Advisors LLC serves as the investment manager to Perceptive Life Sciences Master Fund, Ltd. and may be deemed to beneficially own such shares. Joseph Edelman is the managing member of Perceptive Advisors LLC and may be deemed to beneficially own such shares. The principal business address of these persons and entities is 51 Astor Place, 10th Floor, New York, NY 10003.

(3)
Consists of 10,000 shares of common stock held by Dr. Zaccardelli.

(4)
Consists of (a) 46,909 shares of common stock held by Mr. Sapir, (b) 21,700 shares of common stock held by Alexander C. Sapir Revocable Trust (the "Trust"), (c) 495,136 shares underlying options that are exercisable and vested within 60 days of February 1, 2019 and 392,155 shares that may be acquired pursuant to early exercise features of unvested options. Any shares issued upon the exercise of unvested options are subject to a repurchase right in favor of us if Mr. Sapir does not satisfy the option's vesting requirements. In any event, shares acquired upon an early exercise may not be disposed of until the vesting period has been satisfied. Mr. Sapir is the trustee of the Trust.

(5)
Consists of (a) 2,500 shares of common stock held by Mr. Hahn and (b) 51,042 shares underlying options that are exercisable and vested within 60 days of February 1, 2019.

(6)
Consists of (a) 6,200 shares of common stock, (b) 67,031 shares underlying options that are exercisable and vested within 60 days of February 1, 2019 and (c) 73,219 shares that may be acquired pursuant to early exercise features of options that vest in accordance with their terms. Any shares issued upon the exercise of unvested options are subject to a repurchase right in favor of us if Dr. Laliberte does not satisfy the option's vesting requirements. In any event, shares acquired upon an early exercise may not be disposed of until the vesting period has been satisfied.

(7)
Consists of (a) 125,001 shares of common stock held by Mr. Goldman directly, (b) 5,000 shares held by the Steven M. Goldman Family LLC, (c) 2,715 shares underlying options that are exercisable and vested within 60 days of February 1, 2019 and (d) 12,834 shares that may be acquired pursuant to early exercise features of options that vest in accordance with their terms. Any shares issued upon the exercise of unvested options are subject to a repurchase right in favor of us if Mr. Goldman does not satisfy the option's vesting requirements. In any event, shares acquired upon an early exercise may not be disposed of until the vesting period has been satisfied. Mr. Goldman is the managing member of the Steven M. Goldman Family LLC and may be deemed to have voting and investment power with respect to the shares held by the Steven M. Goldman Family LLC.

(8)
Consists of 61,400 shares of common stock, 20,166 shares underlying options that are exercisable and vested within 60 days of February 1, 2019 and 22,834 shares that may be acquired pursuant to early exercise features of options that vest in accordance with their terms. Any shares issued upon the exercise of unvested options are subject to a repurchase right in favor of us if Dr. Jeffs does not satisfy the option's vesting requirements. In any event, shares acquired upon an early exercise may not be disposed of until the vesting period has been satisfied.

(9)
Consists of 27,667 shares underlying options that are exercisable and vested within 60 days of February 1, 2019 and 12,834 shares that may be acquired pursuant to early exercise features of options that vest in accordance with their terms. Any shares issued upon the exercise of unvested options are subject to a repurchase right in favor of us if Mr. Novak does not satisfy the option's vesting requirements. In any event, shares acquired upon an early exercise may not be disposed of until the vesting period has been satisfied.

(10)
Consists of 635,665 shares of common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2018, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

 EXECUTIVE COMPENSATION

        We became a public company in June 2017, and we are currently an emerging growth company. As an emerging growth company, we are subject to the scaled reporting rules applicable to emerging growth companies. The following section describes, under the scaled reporting rules applicable to emerging growth companies, the compensation we paid to our named executive officers for 2018.

Summary Compensation Table

        The following table sets forth information regarding compensation earned during the last two completed fiscal years by our chief executive officer and our two next most highly compensated executive officers during 2018 who were serving as executive officers as of December 31, 2018. We refer to these persons as our "named executive officers" elsewhere in this proxy statement. The following table includes all compensation earned by the named executive officers for the respective periods, regardless of whether such amounts were actually paid during the period. Dr. Zaccardelli and Mr. Hahn commenced service with us in 2018.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(3)	Total ($)
David S. Zaccardelli, Pharm.D.(4)	2018	10,417	(7)	—	499,998	3,866,442	—	—	4,376,857
President and Chief Executive Officer
Alex Sapir(5)	2018	398,718		—	—	—	—	13,395	412,113
Former President and Chief Executive Officer	2017	400,077		20,000	—	5,414,664	180,000	2,002	6,016,743
Mark W. Hahn	2018	358,854		—	—	4,741,177	—	7,414	5,107,445
Chief Financial Officer
Kevin Laliberte, Pharm.D.(6)	2018	337,500		—	—	1,081,442	—	9,285	1,428,227
Senior Vice President, Product Development

(1)
For 2017, Mr. Sapir's target bonus was 45% of his annual salary. On March 12, 2018, our compensation committee determined that the 2017 corporate performance goals had been achieved at a 100% level in the aggregate. The bonus paid to Mr. Sapir for 2017 performance at the 100% level is included in the "Non-Equity Incentive Plan Compensation" column above. The compensation committee also exercised its discretion to award Mr. Sapir additional compensation in light of his role in the achievement of corporate objectives outside of the scope of the stated corporate objectives. The additional amounts paid are reflected in the "Bonus" column above. For 2018, each named executive officer had a target bonus opportunity, defined as a percentage of his annual salary. For 2018, Mr. Hahn's and Dr. Laliberte's target bonuses were each 40% of their annual salaries. On January 4, 2019, our compensation committee determined that the 2018 corporate performance goals had been achieved at a 50% level in the aggregate. However, the compensation committee decided to award restricted stock units to the named executive officers rather than cash bonuses. Accordingly, Mr. Hahn received a restricted stock unit for 8,844 shares and Dr. Laliberte received a restricted stock unit for 7,937 shares. In accordance with SEC rules, these restricted stock units are not reported in the table above for 2018, but will be included in the Summary Compensation Table for 2019.

(2)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the awards granted during the indicated year computed in accordance with ASC 718. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the executive will perform the requisite service for the award to vest in full. The assumptions we used in valuing options and stock awards are described in Note 6 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(3)
These amounts reflect our contributions to the 401(k) plan and life insurance premiums for each named executive officer and, in the case of Mr. Sapir, severance payments beginning on December 29, 2018 through December 31, 2018.

(4)
Dr. Zaccardelli's employment began on December 17, 2018.

(5)
Mr. Sapir was terminated as our President and Chief Executive Officer effective December 19, 2018 and his employment with the Company terminated on December 29, 2018.

(6)
Dr. Laliberte was not a named executive officer for the year ended December 31, 2017 and, accordingly, only his compensation for the year ended December 31, 2018 is included in the Summary Compensation Table in accordance with SEC rules.

(7)
Dr. Zaccardelli's annual base compensation is $750,000. As described in "Annual Base Salary" below, Dr. Zaccardelli's base compensation is payable in a combination of cash and restricted stock units. The amount reported in the "Salary" column represents the cash portion of the base compensation payable with respect to Dr. Zaccardelli's period of employment from December 17, 2018 to December 31, 2018. The grant date fair value of the restricted stock units granted to Dr. Zaccardelli in December 2018 in respect of his base compensation through December 31, 2019 is reported in the "Stock Awards" column.

Outstanding Equity Awards at December 31, 2018

        The following table sets forth certain information regarding equity awards granted to our named executive officers that remain outstanding as of December 31, 2018.

		Option Awards							Stock Awards
									Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(3)
		Number of Securities Underlying Unexercised Options (#)(1)
							Option Exercise Price ($)(2)
	Type of Award							Option Expiration Date
Name		Grant Date	Exercisable		Unexercisable
David S. Zaccardell, Pharm.D.	Option	12/19/2018	—		1,000,000	(5)	6.07	12/19/2028
	RSU	12/19/2018							82,372	624,380
Alex Sapir	Option	3/28/2017	887,291	(5)(7)	—		3.73	3/27/2027
Mark W. Hahn	Option	1/31/2018	175,000	(5)	—		31.86	1/31/2028
	Option	10/8/2018	50,000	(6)	—		20.42	10/7/2028
Kevin Laliberte, Pharm.D.	Option	3/27/2017	50,529	(5)	64,971		3.73	3/27/2027
	Option	3/27/2017	7,732	(4)(5)	17,018		3.73	3/27/2027
	Option	3/12/2018	—		50,000	(5)	29.93	3/11/2028

(1)
Unless otherwise noted, all options granted provide for the following vesting schedule: 25% of the shares subject to the option vest on the first anniversary of the executive's commencement of employment and the remaining shares vest in 36 equal monthly installments thereafter, subject to the executive's continued service.

(2)
All of the option awards were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant, as determined in good faith by our Board of Directors.

(3)
Based on the closing price of our common stock of $7.58 per share as of December 31, 2018, the last trading day of 2018.

(4)
This option vests over a period of four years as follows: (i) 25% of the total shares subject to the option shall vest on September 29, 2018, and (ii) the balance of the shares shall vest in a series of 36 successive equal monthly installments beginning on October 29, 2018, subject to Dr. Laliberte's continuous service with the Company as of each such date. In addition, the option allows for early exercise, subject to our repurchase option, with respect to any unvested shares of common stock.

(5)
The unvested shares underlying this award are subject to full acceleration in the event of a sale event, as defined in the executive's employment agreement.

(6)
The unvested shares underlying this award are subject to full acceleration if the executive's employment is terminated without Cause or for Good Reason (each, as defined in the CIC Severance Plan, as defined below) within one month prior to or within 12 months following a Change in Control.

(7)
All of the shares subject to this option award are early exercisable, subject to our repurchase option with respect to any unvested shares of common stock.

Narrative to Summary Compensation Table

        We review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.

        The compensation committee of our Board has historically determined our executives' compensation. Our compensation committee typically reviews and discusses management's proposed compensation with the chief executive officer for all executives other than the chief executive officer. Based on those discussions and its discretion, the compensation committee then recommends the compensation for each executive officer. Our compensation committee, without members of management present, discusses and ultimately approves the compensation of our executive officers.

Annual Base Salary

        We have entered into employment agreements with each of our named executive officers that establish annual base salaries, which are generally determined, approved and reviewed periodically by our compensation committee in order to compensate our named executive officers for the satisfactory performance of duties to the company. The following table presents the annual base salaries for each of our named executive officers for the years indicated, as further described under "—Employment Agreements" below.

Name	2019 Base Salary ($)		2018 Base Salary ($)
David S. Zaccardelli, Pharm.D.	750,000	(1)	750,000	(1)
Alex Sapir	—		400,000
Mark W. Hahn	390,000		390,000
Kevin Laliberte, Pharm.D.	350,000		335,411	(2)

(1)
Pursuant to Dr. Zaccardelli's employment agreement, through December 31, 2019, Dr. Zaccardelli's base compensation shall be comprised of $250,000 in annual cash compensation and restricted stock units with a value upon the grant date of December 19, 2018 of $500,000, which award shall vest 50% on June 30, 2019, 25% on September 30, 2019 and 25% on December 31, 2019. For future years, Dr. Zaccardelli's base compensation shall continue to be payable in a combination of cash and restricted stock units, with the composition determined by our board of directors or our compensation committee in its sole discretion.

(2)
From January 1, 2018 to March 12, 2018, Dr. Laliberte's base salary was $275,000. On March 12, 2018, our compensation committee increased Dr. Laliberte's base salary to $350,000.

Annual Bonus

        We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations for each fiscal year. Each named executive officer has a target bonus opportunity, defined as a percentage of his annual salary. For 2018, the target bonus for Mr. Sapir was 45% of his base salary and the target bonus for each of Mr. Hahn and Dr. Laliberte was 40% of their respective base salaries. For 2019, the target bonus for Dr. Zaccardelli is 50% of his base salary and the target bonus for Mr. Hahn and Dr. Laliberte is 40% of their respective base salaries. To reinforce the importance of integrated and collaborative leadership, our executives' bonuses have historically been solely based on company performance.

        For 2018, our compensation committee determined that the corporate performance goals had been achieved at a 50% level in the aggregate. For 2018, the corporate performance goals consisted of a of a number of clinical development and regulatory milestones, as well as raising additional capital.

However, the compensation committee decided to award restricted stock units to the named executive officers rather than cash bonuses. Accordingly, Mr. Hahn received a restricted stock unit for 8,844 shares and Dr. Laliberte received a restricted stock unit for 7,937 shares. Half of the shares underlying the restricted stock units vest on June 30, 2019, 25% of the shares underlying the restricted stock units vest on September 30, 2019 and 25% of the shares underlying the restricted stock units vest on December 31, 2019. As Mr. Sapir was terminated as our President and Chief Executive Officer prior to the determination of 2018 bonuses, he was not eligible to receive a bonus.

Equity-Based Awards

        Our equity-based incentive awards are designed to align our interests with those of our employees and consultants, including our named executive officers. Our compensation committee generally is responsible for approving equity grants. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

        We grant all equity awards pursuant to our Amended and Restated 2017 Equity Incentive Plan, as amended (the "Amended and Restated 2017 Equity Incentive Plan").

        In January 2018, our Board of Directors awarded Mr. Hahn an option to purchase 175,000 shares of our common stock at an exercise price of $31.86, and in October 2018, our compensation committee awarded Mr. Hahn an option to purchase 50,000 shares of our common stock at an exercise price of $20.42. In January 2019, our compensation committee awarded Mr. Hahn an option to purchase 250,000 shares of our common stock at an exercise price of $8.82.

        In March 2018, our Board of Directors awarded Dr. Laliberte an option to purchase 50,000 shares of our common stock at an exercise price of $29.33. In January 2019, our compensation committee awarded Dr. Laliberte an option to purchase 50,000 shares of our common stock at an exercise price of $8.82

        In December 2018, in accordance with Dr. Zaccardelli's employment agreement, our compensation committee awarded Dr. Zaccardelli an option to purchase 1,000,000 shares of our common stock at an exercise price of $6.07. Additionally, as described above in "Annual Base Salary," our compensation committee awarded Dr. Zaccardelli 82,372 restricted stock units, which is equal to $500,000 divided by the closing price of the Company's common stock on the Nasdaq Global Market on December 19, 2018, which restricted stock units vest through December 31, 2019, in satisfaction of a portion of Dr. Zaccardelli's base compensation for 2018 and 2019.

        For additional information, please see "—Outstanding equity awards at December 31, 2018" above.

Employment Agreements

        We have entered into employment agreements with each of our named executive officers. The key terms of the agreements with are described below. For a discussion of the severance pay and other benefits provided in connection with a termination of employment of our named executive officers, please see "—Payments upon termination or change in control" below.

Dr. Zaccardelli

        We entered into an employment agreement with Dr. Zaccardelli, our President and Chief Executive Officer, in December 2018. Pursuant to the terms of his employment agreement, Dr. Zaccardelli's employment is at will and may be terminated at any time by us or Dr. Zaccardelli. Under the terms of the employment agreement, Dr. Zaccardelli is entitled to receive an annual base compensation of $750,000, comprised of a combination of cash salary and restricted stock units. Under the terms of his employment agreement, for December 17, 2018 to December 31, 2019, Dr. Zaccardelli is receiving his base compensation in the form of a combination of cash salary of $250,000 and 82,372 restricted stock units, which was equal to $500,000 divided by the closing price of our common stock on the Nasdaq Global Market on December 19, 2018. One-half of the restricted stock units will vest on June 28, 2019, one-fourth of the restricted stock units will vest on September 30, 2019 and the remaining one-fourth of the restricted stock units will vest on December 31, 2019, subject to Dr. Zaccardelli's continuous service through each such date and subject to full acceleration in the event of a sale event, as defined in Dr. Zaccardelli's agreement, during such continued service. Following December 31, 2019, Dr. Zaccardelli's base compensation will continue to be comprised of both cash and restricted stock units as set by the Board or compensation committee in their sole discretion. In addition, Dr. Zaccardelli is eligible for an annual bonus of up to 50% of his annual base compensation based upon the Board's assessment of Dr. Zaccardelli's performance and our attainment of targeted goals as set by the Board in its sole discretion.

        In accordance with his employment agreement, on December 19, 2018, we granted Dr. Zaccardelli an option to purchase 1,000,000 shares of common stock. One-fourth of the shares subject to the option will vest on December 17, 2019 (the first anniversary of Dr. Zaccardelli's commencement of employment) and the remaining shares vest in 36 equal monthly installments thereafter, subject to Dr. Zaccardelli's continuous service and subject to full acceleration in the event of a sale event, as defined in Dr. Zaccardelli's agreement, during such continued service. The exercise price for the stock option is $6.07 per share, which was the closing price of our common stock on the Nasdaq Global Market on the date of grant. The stock option was approved as an inducement material to Dr. Zaccardelli becoming an employee in accordance with Nasdaq Listing Rule 5635(c)(4).

        Pursuant to his employment agreement, Dr. Zaccardelli also entered into a confidential information, inventions, non-solicitation and non-competition agreement with us.

Mr. Hahn

        We entered into an employment agreement with Mr. Hahn, our Chief Financial Officer, in January 2018. Pursuant to the terms of his employment agreement, Mr. Hahn's employment is at will and may be terminated at any time by us or Mr. Hahn. Under the terms of the agreement, Mr. Hahn is entitled to receive an annual base salary of $390,000 and an annual bonus of up to 40% of his annual base salary based upon our Board of Directors' assessment of Mr. Hahn's performance and our attainment of targeted goals as set by the Board of Directors in their sole discretion. In accordance with the agreement, Mr. Hahn was also awarded an option to purchase 175,000 shares of common stock on January 31, 2018 under our Amended and Restated 2017 Equity Incentive Plan. One-fourth of the shares subject to the option vested on January 31, 2019 (the first anniversary of Mr. Hahn's commencement of employment) and the remaining shares vest in 36 equal monthly installments thereafter, subject to Mr. Hahn's continued service and subject to full acceleration in the event of a sale event, as defined in Mr. Hahn's agreement, during such continued service. The option is early exercisable pursuant to its terms. Pursuant to his agreement, Mr. Hahn also entered into a confidentiality, inventions assignment, non-competition and non-solicitation agreement with us.

Dr. Laliberte

        We entered into an employment agreement with Dr. Laliberte, our Senior Vice President, Product Development, in March 2017. Pursuant to the terms of his employment agreement, Dr. Laliberte's employment is at will and may be terminated at any time by us or Dr. Laliberte. Under the terms of the agreement, Dr. Laliberte was originally entitled to receive an annual base salary of $275,000 and an annual bonus of up to 40% of his annual base salary based upon our board of directors' assessment of Dr. Laliberte's performance and our attainment of targeted goals as set by the board of directors in its sole discretion. In accordance with the agreement, Dr. Laliberte was also awarded an option to purchase 115,500 shares of our common stock on March 28, 2017 under our 2017 Plan. One-fourth of the shares subject to this option vested on March 23, 2018 (the first anniversary of Dr. Laliberte's commencement of employment) and the remaining shares vest in 36 equal monthly installments thereafter. Dr. Laliberte was also awarded a second option to purchase 24,750 shares of our common stock on March 28, 2017 under our 2017 Plan. The shares subject to this option vested at the time we successfully completed two Phase 3 clinical trial protocols. After commencement of vesting, one-fourth of the shares subject to this option vest on the first anniversary of the vesting commencement date and the remaining shares vest in 36 equal monthly installments thereafter. The vesting of shares subject to each option is subject to Dr. Laliberte's continued service and subject to full acceleration in the event of a sale event, as defined in Dr. Laliberte's agreement, during such continued service. Pursuant to his agreement, Dr. Laliberte also entered into a confidentiality, inventions assignment, non-competition and non-solicitation agreement with us.

Payments upon Termination or Change in Control

Change in Control Severance Benefit Plan

        On February 5, 2019, our compensation committee adopted an Officer Change in Control Severance Benefit Plan (the "CIC Severance Plan"). The purpose of the CIC Severance Plan is to provide for the payment of severance benefits to our and certain of our affiliated companies' eligible executive officers, including our named executive officers (each of the Company and any such affiliate, a "Participating Employer" and collectively, the "Participating Employers") in the event such officer becomes subject to certain involuntary or constructive terminations of employment with a Participating Employer in connection with a Change in Control (as defined in the Company's Amended and Restated 2017 Equity Incentive Plan, as amended).

        The CIC Severance Plan provides that, subject to certain conditions and limitations, upon the termination of the employment of an eligible executive officers without Cause or for Good Reason (each, as defined in the CIC Severance Plan) within one month prior to or within 12 months following a Change in Control:

  •
  all unvested equity awards held by such eligible executive officer will become immediately vested and fully exercisable;

  •
  such executive officer (other than the Chief Executive Officer) will be eligible to receive a cash severance benefit equal to 12 months' base salary and 100% of the officer's target bonus; provided that, in the case of the Chief Executive Officer, such cash severance benefit shall be equal to 18 months' base salary and the Chief Executive Officer shall be entitled to 150% of his or her target bonus; and

  •
  such executive officer shall be eligible to receive COBRA premiums for the applicable length of the severance period as described above.

        The benefits provided by the CIC Severance Plan described above are, in all respects, subject to the terms and conditions of the executive officers' employment agreements and, to the extent that benefits are payable to an executive officer pursuant to the terms of both his or her employment agreement and the CIC Severance Plan, the benefits under the CIC Severance Plan would be reduced accordingly.

Employment Agreements

        The definitions of "cause," "good reason" and "sale event" referenced below are defined in the individual employment agreements with each of the named executive officers.

  Dr. Zaccardelli

        Pursuant to his employment agreement, Dr. Zaccardelli is entitled to severance benefits if, after December 17, 2019, his employment is terminated without cause or if he resigns for good reason, subject to his execution of a release. If after December 17, 2019 but on or before December 17, 2020, Dr. Zaccardelli is terminated without cause or resigns for good reason, he is eligible to receive six months of continued base salary and premiums for continued health coverage. If after December 17, 2020, Dr. Zaccardelli is terminated without cause or resigns for good reason, he is eligible to receive 12 months of continued base salary and premiums for continued health coverage. If Dr. Zaccardelli is employed by us as of the closing of a Change in Control, as defined in our CIC Severance Plan, then all remaining shares of common stock underlying his outstanding options and restricted stock units will vest.

  Mr. Sapir

        Pursuant to his employment agreement, upon his execution of a release of claims, Mr. Sapir became entitled to receive six months of continued base salary and premiums for continued health coverage.

  Dr. Laliberte

        Pursuant to his employment agreement, if Dr. Laliberte is terminated without cause or resigns for good reason, subject to his execution of a release, he is eligible to receive 12 months of continued base salary and premiums for continued health coverage.

  Mr. Hahn

        Pursuant to his employment agreement, if Mr. Hahn is terminated without cause or resigns for good reason before January 31, 2020, subject to his execution of a release, he is eligible to receive six months of continued base salary and premiums for continued health coverage. If after January 31, 2020, Mr. Hahn is terminated without cause or resigns for good reason, he is eligible to receive 12 months of continued base salary and premiums for continued health coverage.

Perquisites, Health, Welfare and Retirement Benefits

        All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability, accidental death and dismemberment insurance for all of our employees, including our named executive officers. In addition, we provide a 401(k) plan to our employees, including our named executive officers, as discussed in the section below entitled "—401(k) plan." We do not provide perquisites or personal benefits to our named executive officers.

401(k) Plan

        We maintain a defined contribution employee retirement plan (the "401(k) plan"), for our employees. Our named executive officers are also eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code of 1986, as amended. The plan provides that each participant may contribute on a pre-tax 100% of his or her eligible compensation or the statutory limit, which is $19,000 and $18,500 for calendar years ended December 31, 2019 and 2018, respectively. Participants that are 50 years or older can also make "catch-up" contributions, which in calendar year 2019 may be up to an additional $6,000 above the statutory limit. In 2018, we provided an automatic matching contribution of $0.50 per $1.00 of employee contribution in to the plan up to a maximum of 4% of employee deferral. In 2019, we transitioned to a safe harbor plan which allows for an automatic matching contribution of $1.00 per $1.00 on the first 3% and $0.50 per $1.00 on the next 2% for up to a maximum of a 4% employer match.

 DIRECTOR COMPENSATION

Non-Employee Director Compensation

        The following table sets forth in summary form information concerning the compensation that we paid or awarded during the year ended December 31, 2018 to each of our non-employee directors:

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)(3)	Total ($)
Steven M. Goldman	60,000	174,095	234,095
Roger A. Jeffs, Ph.D.	55,000	174,095	229,095
Paul B. Manning	—	—	—
Alfred J. Novak	55,000	174,095	229,095
Sean Stalfort	—	—	—
Nancy J. Wysenski	25,000	623,444	648,444

(1)
Mr. Sapir did not earn compensation during 2018 for his services on our Board of Directors. Mr. Sapir's compensation is fully reflected in the "2018 Summary Compensation Table" above.

(2)
The amounts reported do not reflect the amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted to our non-employee directors during the fiscal year ended December 31, 2018, as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of these amounts are included in Note 6 to our audited financial statements included in our Annual Report on Form 10-K. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our non-employee directors who have received options will only realize compensation with regard to these options to the extent the trading price of our common stock is greater than the exercise price of such options.

(3)
As of December 31, 2018, Dr. Jeffs and Mr. Novak each held options to purchase 43,000 shares of our common stock, Mr. Goldman held options to purchase 30,168 shares of our common stock, and Ms. Wysenski held options to purchase 30,000 shares of our common stock. None of our other non-employee directors held options to purchase shares of our common stock as of December 31, 2018. None of our non-employee directors held stock awards as of December 31, 2018.

Narrative to Director Compensation Table

        Our Board of Directors adopted a Non-Employee Director Compensation Policy that originally became effective in June 2017 in connection with our initial public offering, which we subsequently amended effective January 1, 2018. On December 19, 2018, the Board adopted a Second Amended and Restated Non-Employee Director Compensation Policy, effective immediately. Pursuant to the Second Amended and Restated Non-Employee Director Compensation Policy, only directors that the Board has determined are "independent directors" as defined by Nasdaq Listing Rule 5605(a)(2) are eligible to receive the compensation described in the compensation policy.

        Under our Second Amended and Restated Non-Employee Director Compensation Policy, as currently in effect, each eligible director receives an annual cash retainer of $40,000 for serving on our Board of Directors. The chairperson of each of the audit, compensation and nominating and corporate governance committees of our Board of Directors are entitled to an additional annual cash retainer of

$10,000. In addition, each member of each of the audit, compensation and nominating and corporate governance committee, to the extent they are not also the chairperson, are each entitled to an additional annual cash retainer of $5,000. All annual cash compensation amounts will be payable in equal quarterly installments in advance within the first 30 days of each quarter in which the service will occur.

        On February 5, 2019, our Board of Directors elected to receive their annual cash retainers for the year ending December 31, 2019 in the form of restricted stock units rather than cash. Accordingly, on February 5, 2019, Mr. Goldman, Dr. Jeffs, Mr. Novak and Ms. Wysenski received restricted stock units for 7,528, 6,901, 6,901 and 6,274 shares of our common stock, respectfully. Half of the shares underlying those restricted stock units vest on June 30, 2019, one-fourth of the shares underlying those restricted stock units vest on September 30, 2019 and one-fourth of the shares underlying those restricted stock units vest on December 31, 2019.

        In addition, each new eligible director who joins our Board of Directors will be granted a nonstatutory stock option to purchase 30,000 shares of common stock under our Amended and Restated 2017 Equity Incentive Plan, with one-third of the shares vesting on the first anniversary of the date of grant and the remaining shares vesting in 24 equal monthly installments thereafter, subject to continued service as a director through the applicable vesting date.

        On the date of each annual meeting of our stockholders, each eligible director who continues to serve as a director of our company following the meeting will be granted a nonstatutory stock option to purchase 10,000 shares of our common stock under our Amended and Restated 2017 Equity Incentive Plan, vesting monthly over one year from the grant date and in any event will be fully vested on the date of the next annual meeting of our stockholders, subject to continued service as a director though the applicable vesting date.

        The exercise price per share of each stock option granted under the non-employee director compensation policy will be equal to the closing price of our common stock on the Nasdaq Global Market on the date of grant. Each stock option will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the eligible director's continuous service with us (provided that upon a termination of service other than for death, disability or cause, the post-termination exercise period will be 12 months from the date of termination), and will vest in full upon a change in control transaction.

        We have reimbursed and will continue to reimburse all of our non-employee directors for their actual out-of-pocket costs and expenses incurred in connection with attending board meetings.

 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides certain information with respect to our equity incentive plans, which were our only equity compensation plans in effect as of December 31, 2018.

Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,859,610	(1)	$14.87	(2)	2,401,169
Equity compensation plans not approved by security holders	1,250,000	(3)	$6.07		—
Total	4,109,610		$12.12		2,401,169

(1)
Of these shares, 2,752,527 were underlying then outstanding stock options and 107,083 were underlying then outstanding restricted stock units, in each case granted under our Amended and Restated 2017 Equity Incentive Plan. The number of shares of our common stock reserved for issuance under our Amended and Restated 2017 Equity Incentive Plan automatically increases on January 1 of each year, continuing through and including January 1, 2027, by 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our board of directors.

(2)
Does not take into account restricted stock units, which have no exercise price.

(3)
Consists of options granted under the Inducement Pool of our Amended and Restated 2017 Equity Incentive Plan.

 TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

        We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

        Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our Board of Directors, will take into account the relevant available facts and circumstances including, but not limited to:

  •
  the risks, costs and benefits to us;

  •
  the impact on a director's independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

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  the availability of other sources for comparable services or products; and

  •
  the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

        The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.

CERTAIN RELATED PARTY TRANSACTIONS

        The following includes a summary of transactions since January 1, 2017 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Other than described below, there have not been, nor are there currently any proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which include equity and other compensation, termination, change in control and other arrangements, which are described under "Executive Compensation" and "Director Compensation."

Participation in Initial Public Offering

        In our initial public offering, certain of our directors, executive officers and 5% stockholders and their affiliates purchased an aggregate of 841,435 shares of our common stock. Each of those purchases was made through the underwriters at the initial public offering price. The following table sets forth the aggregate number of shares of our common stock that these 5% stockholders and their affiliates purchased in our initial public offering:

Purchaser	Shares of Common Stock
Perceptive Life Sciences Master Fund, Ltd.	588,235
Entities affiliated with Paul Manning(1)	150,000
Alex Sapir	20,100
Steven M. Goldman	42,000
Roger A. Jeffs, Ph.D.	31,400
Lee F. Allen, M.D., Ph.D.	3,500
Kevin Laliberte, Pharm.D.	6,200

(1)
Consists of 100,000 shares purchased by Paul B. Manning together with his spouse as Joint Tenants with Right of Survivorship and 50,000 shares purchased by BKB Growth Investments, LLC, of which Mr. Manning is a co-manager.

Services Agreements with PBM Capital Group, LLC

        In April 2016, we entered into the Dova services agreement with PBM Capital Group, LLC, an affiliate of PBM Capital Investments, LLC, a beneficial owner of more than 5% of our common stock and an entity controlled by Paul B. Manning, one of our directors, to engage PBM Capital Group, LLC for certain scientific and technical, accounting, operations and back office support services. We agreed to pay PBM Capital Group, LLC a flat fee of $25,000 per month for these services. The Dova services agreement had an initial term of 12 months and was extended on April 1, 2017 and April 1, 2018 for additional one-year terms. On March 29, 2018, we and PBM Capital Group, LLC agreed to decrease the flat monthly fee to $17,400 per month, effective April 1, 2018. Pursuant to the Dova services agreement, we paid $0.3 million and $0.2 million to PBM Capital Group, LLC during the years ended December 31, 2017 and 2018, respectively.

        In April 2016, our wholly-owned subsidiary, AkaRx, Inc. ("AkaRx"), entered into the AkaRx services agreement with PBM Capital Group, LLC to engage PBM Capital Group, LLC for certain scientific and technical, accounting, operations and back office support services. AkaRx agreed to pay PBM Capital Group, LLC a flat fee of $25,000 per month for these services. The AkaRx services agreement had an initial term of 12 months and was extended on April 1, 2017 for an additional one-year term. On March 30, 2018, AkaRx and PBM Capital Group, LLC agreed to terminate the AkaRx services agreement, effective as of March 31, 2018. Pursuant to the AkaRx services agreement, we paid $0.3 million and $0.1 million to PBM Capital Group, LLC during the years ended December 31, 2017 and 2018, respectively.

Guarantee by PBM Capital Investments, LLC

        In March 2016, we entered into a transition services agreement with Eisai (the "TSA"). In connection with the TSA, AkaRx issued Eisai note, which enabled us to finance payments due to Eisai under the TSA. Payments due pursuant to the Eisai note were guaranteed by PBM Capital, Investments, LLC. In March 2018, we repaid the Eisai note in full and the guarantee was released.

Investors' Rights Agreement

        In connection with our Series A preferred stock financing, we entered into an investors' rights agreement (the "IRA"). The IRA contains voting rights, information rights, board observer rights, pro rata participation rights and registration rights, among other things, with certain holders of our capital stock. In addition, the IRA entitles certain holders of our capital stock to designate a director to our board. Pursuant to the terms of the agreement, each of these rights terminated immediately prior to the closing of the initial public offering, except for the registration rights.

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys' fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person's services as a director or executive officer.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to Dova Pharmaceuticals, Inc., Attn: Corporate Secretary, 240 Leigh Farm Road, Suite 245, Durham, NC 27707. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request "householding" of their communications should contact their brokers.

 OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Mark W. Hahn
 Chief Financial Officer and Secretary

Dated: March 15, 2019

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 is available without charge upon written request to: Corporate Secretary, Dova Pharmaceuticals, Inc., 240 Leigh Farm Road, Suite 245, Durham, NC 27707.

ANNUAL MEETING OF STOCKHOLDERS OF DOVA PHARMACEUTICALS, April 26, 2019 INC. INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20230000000000000000 0 042619 properly come before the Annual Meeting. This proxy when properly executed will be voted changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" BOTH NOMINEES FOR DIRECTOR AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: NOMINEES: FOR ALL NOMINEESO Roger A. Jeffs O David Zaccardelli WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019. In their discretion, the proxies are authorized to vote upon such other business as may as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate: NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/21570/ COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS

- 0 DOVA PHARMACEUTICALS, INC. Proxy for Annual Meeting of Stockholders on April 26, 2019 Solicited on Behalf of the Board of Directors The undersigned hereby appoints David Zaccardelli and Mark W. Hahn, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Dova Pharmaceuticals, Inc., to be held on April 26, 2019 at 11:00 a.m. local time at the offices of the corporation at 240 Leigh Farm Road, Suite 245, Durham, NC 27707, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.) 14475 1.1

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DOVA PHARMACEUTICALS, INC. 240 Leigh Farm Road, Suite 245 Durham, North Carolina 27707 PROXY STATEMENT FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS To Be Held on April 26, 2019 QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE " FOR " PROPOSAL NO. 2.
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
TRANSACTIONS WITH RELATED PERSONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS